Exhibit 12.1

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Schedule of computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in thousands, except ratios)

	Years ended December 31,
	2015		2014		2013		2012		2011
Earnings before fixed charges:
Income before discontinued operations	$248,239		$134,438		$140,882		$127,653		$46,958
Interest expense	204,827		164,551		116,524		111,888		103,168
Interest portion of rental expense	559		267		136		130		55
Total earnings before fixed charges	$453,625		$299,256		$257,542		$239,671		$150,181

Fixed charges:
Interest expense	$204,827		$164,551		$116,524		$111,888		$103,168
Capitalized interest	15,571		22,510		16,486		10,346		8,240
Interest portion of rental expense	559		267		136		130		55
Total fixed charges	$220,957		$187,328		$133,146		$122,364		$111,463

Preferred stock dividends	5,255		5,291		5,472		5,472		4,753
Perpetual preferred unit distributions	—		—		—		—		1,650
Total fixed charges and preferred
stock dividends and preferred unit distributions	$226,212		$192,619		$138,618		$127,836		$117,866

Ratio of earnings to fixed charges
(excluding preferred stock dividends
and preferred unit distributions)	2.05	X	1.60	X	1.93	X	1.96	X	1.35	X

Ratio of earnings to combined fixed
charges and preferred stock dividends and
preferred unit distributions	2.01	X	1.55	X	1.86	X	1.87	X	1.27	X

ESSEX PORTFOLIO, L.P. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in thousands, except ratios)

	Years ended December 31,
	2015		2014		2013		2012		2011
Earnings before fixed charges:
Income before discontinued operations	$248,239		$134,438		$140,882		$127,653		$46,958
Interest expense	204,827		164,551		116,524		111,888		103,168
Interest portion of rental expense	559		267		136		130		55
Total earnings before fixed charges	$453,625		$299,256		$257,542		$239,671		$150,181

Fixed charges:
Interest expense	$204,827		$164,551		$116,524		$111,888		$103,168
Capitalized interest	15,571		22,510		16,486		10,346		8,240
Interest portion of rental expense	559		267		136		130		55
Total fixed charges	$220,957		$187,328		$133,146		$122,364		$111,463

Preferred interest distributions	5,255		5,291		5,472		5,472		4,753
Perpetual preferred unit distributions	—		—		—		—		1,650
Total fixed charges and preferred
interest and preferred unit distributions	$226,212		$192,619		$138,618		$127,836		$117,866

Ratio of earnings to fixed charges
(excluding preferred interest
and preferred unit distributions)	2.05	X	1.60	X	1.93	X	1.96	X	1.35	X

Ratio of earnings to combined fixed
charges and preferred interest
and preferred unit distributions	2.01	X	1.55	X	1.86	X	1.87	X	1.27	X